Exhibit 10.2

FOURTEENTH AMENDMENT TO SUBLEASE AGREEMENT

This Fourteenth Amendment to Sublease Agreement (“Fourteenth Amendment”) is made as of the 1st day of March, 2009, between Verizon Realty Corp., a Delaware corporation (“Landlord”), and Idearc Media LLC, a Delaware limited liability company (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Sublease Agreement dated January 1, 2007 (the “Lease,” as amended) for property located in the Dallas-Fort Worth Regional Airport, Tarrant County, Texas, as more particularly described in the Lease (the “Property”);

WHEREAS, the Lease was amended by that certain First Amendment to Sublease Agreement between the parties dated as of May 28, 2008; that certain Second Amendment to Sublease Agreement between the parties dated as of June 13, 2008; that certain Third Amendment to Sublease Agreement between the parties dated as of June 17, 2008; that certain Fourth Amendment to Sublease Agreement between the parties dated as of September 10, 2008; that certain Fifth Amendment to Sublease Agreement between the parties dated as of September 30, 2008; that certain Sixth Amendment to Sublease Agreement between the parties dated as of October 14, 2008; that certain Seventh Amendment to Sublease Agreement between the parties dated as of October 28, 2008; that certain Eighth Amendment to Sublease Agreement between the parties dated as of November 5, 2008; that certain Ninth Amendment to Sublease Agreement between the parties dated as of November 12, 2008; that certain Tenth Amendment to Sublease Agreement between the parties dated as of  November 19, 2008; that certain Eleventh Amendment to Sublease Agreement between the parties dated as of  December 4, 2008; that certain Twelfth Amendment to Sublease Agreement between the parties dated as of  January 5, 2009; and that certain Thirteenth Amendment to Sublease Agreement between the parties dated as of February 4, 2009.

WHEREAS, Landlord and Tenant desire to amend the terms of the Lease as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

AMENDMENT

1.             Section 1.1(d) of the Lease is hereby deleted in its entirety, and the right of termination provided for therein shall no longer be of any force or effect.

2.             Section 1.2 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 1.2             Term.  Tenant shall enjoy the tenancy of the Property for a term (the “Term”) commencing on January 1, 2007 (the “Commencement Date”), and ending on December 31, 2018 (the “Expiration Date”).

3.             Section 3.1 of the Lease is hereby deleted in its entirety, and the following is substituted in lieu thereof:

Section 3.1             Rent.

(a)           Tenant agrees to pay to Landlord, in lawful money of the United States, at the address specified above or such other place as Landlord shall designate by notice to Tenant, during the aforesaid term, a fixed rent (the “Base Rent”) provided for in this Section 3.1 during the Term.

(b)           Tenant shall pay Base Rent at an annual amount of $4,188,240.00 ($349,020.00 per month) for the first 24 months of the Term.  Commencing on the 25th month of the Term, and for each 12 month period thereafter (for example months 25-36, 37-48), Base Rent shall be increased in accordance with the following schedule:

Month of the Term	Annual Base Rent (12-month period)	Monthly Base Rent
2-24	$4,188,240.00	$349,020.00
25-26	$4,280,381.00	$356,698.42
27-36	$3,822,621.00	$318,551.75
37-48	$3,892,400.09	$324,366.67
49-60	$3,963,714.33	$330,309.53
61-72	$4,036,597.48	$336,383.12
73-84	$4,111,084.05	$342,590.34
85-96	$4,187,209.33	$348,934.11
97-108	$4,265,009.37	$355,417.45
109-120	$4,344,521.01	$362,043.42
121-132	$4,425,546.20	$368,795.52
133-144	$4,508,082.60	$375,673.55

(c)           Notwithstanding the provisions of Section 3.1(a) and 3.1(b) above, Landlord agrees that no Base Rent shall be payable during the first month of the Term.

(d)           Base Rent shall be paid in equal monthly installments each in advance on the first day of each calendar month during the Term.

4.             Exhibit A-3 (Description of Property if Lease Terminated as to the Hotel and Fitness Center) is hereby deleted in its entirety.

5.             Exhibit G (Right of First Offer) is hereby deleted in its entirety, and the right of first offer provided for therein shall no longer be of any force or effect.

6.             The term “Property”, as defined in Section 1.1(b) of the Lease is hereby amended effective as of the date of this Fourteenth Amendment, so as to include the additional areas more particularly described and depicted in the floor plan attached hereto as Exhibit A (the “Training Rooms”), subject to the same representations and warranties on the part of Tenant as are set forth in Section 1.3 of the Lease, and to acceptance of such Training Rooms in their “AS IS,” “WHERE IS” condition as of the date first written above.  In addition, Landlord shall and does hereby grant Tenant, its employees, agents, contractors, guests and invitees the right to use such common entrances, corridors, facilities, hallways and other common areas that serve the Training Rooms and as may otherwise be reasonably necessary in connection with the usage of such Training Rooms during the term of the Lease (the “Related Common Areas”).

7.             Tenant shall and does hereby agree that, in addition to the Base Rent payable by Tenant under Section 3.1(b) of the Lease and commencing on the date of this Fourteenth Amendment, Tenant shall pay to Landlord additional rent (“Training Room Rent”) in the amount of $12,563.04 per month for the Training Rooms, including its use in common with Landlord and other tenants of the Related Common Areas, for each month hereafter through December 31, 2009, subject to adjustment as herein provided. The amount of the Training Room Rent shall be increased on January 1 of each year of the term of the Lease for each succeeding 12-month period thereafter at a rate equal to 1.865% in excess of the monthly Training Room Rent payable for the immediately month. Landlord and Tenant agree that the addition of the Training Rooms as provided in this Amendment shall not effect any adjustments to each party’s proportionate share of Taxes and Utilities set forth in the Lease and not effect any adjustments to the Cost Allocation Formulas, it being understood and agreed that the stipulated Training Room Rent is inclusive of Taxes and Utilities to the same extent the charges therefor are being paid by Landlord immediately prior to the date hereof. Tenant also acknowledges and agrees that Landlord has no duty or other obligation to provide janitorial, scheduling, maintenance or other services to the Training Rooms.

8.             Provided that Tenant is not then in default under the Lease, Tenant shall have the option (the “Reduction Option”) to reduce the size of the Property by deleting the Training Rooms and Related Common Areas therefrom, effective as of December 31, 2014 (the “Reduction Date”), by giving Landlord written notice of its election to exercise its Reduction Option at least thirty (30) days prior to the Reduction Date.  If Tenant properly exercises its Reduction Option, the area to be deleted from the Property shall include the entire portion of the Training Rooms and Related Common Areas, and, effective as of the Reduction Date, (i) the Term shall terminate as to the Training Rooms and Related Common Areas, (ii) Tenant shall vacate and deliver possession of the Training Rooms and Related Common Areas to Landlord in

the manner set forth in the Lease for surrender of the Property, and (iii) Tenant shall not be responsible for the payment of Training Room Rent for the remainder of the Term.

9.             Unless otherwise specifically set forth herein, all capitalized terms used herein shall have the same meanings as set forth in the Lease.

10.           In all other respects, the Lease shall remain the same.

11.           Notwithstanding anything to the contrary contained herein or in any other agreement between the parties, or any assertion on the part of the Landlord to the contrary, the offer evidenced by Landlord’s submission of a signed original of this Amendment to Tenant will be and remain irrevocable through  March 11, 2009.

12.           This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.  Signatures on counterparts of this Fourteenth Amendment that are transmitted by facsimile or electronically in PDF format shall be deemed effective for all purposes.

IN WITNESS WHEREOF, the Landlord and Tenant have accepted and executed this Fourteenth Amendment as of the day and year first written above.

LANDLORD:	Verizon Realty Corp.,
a Delaware corporation

By:
Name:
Title:

TENANT:	Idearc Media LLC,
a Delaware limited liability company

By:
Scott W. Klein
Chief Executive Officer

EXHIBIT A

Training Rooms

EXHIBIT A

VERIZON TELEPHONE SWITCH BUILDING

EXHIBIT A-4 - OVERVIEW OF IDEARC CENTER

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OPEN
E215
E208
E216
E207
E221
AV Room

EXHIBIT B
VERIZON PROPERTY
TELOPS 2ND FLOOR TRAINING
D/FW AIRPORT, TEXAS
NOT TO SCALE
3/14/07

EXHIBIT A-4 - DETAIL OF TRAINING ROOMS

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